                                   Exhibit 1


                                                         [CHANCELLOR LETTERHEAD]

                                                         As of December 29, 1995

To the Lenders who are signatory to the Moratorium Agreement referred to below:

Ladies and Gentlemen:

     Reference is made to that certain Loan Agreement dated as of April 6, 1990, and that certain Forbearance Agreement dated as of April 6, 1990 and that certain Moratorium Agreement dated as of October 29, 1993, each as previously amended from time to time (collectively the "Governing Documents"). We hereby request that you agree as follows, and that you indicate your agreement to the following terms by counter-executing this letter:

     1. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Moratorium Agreement, except that the term "Event of Default" shall also mean and include any breach of any representation, warranty, covenant or agreement set forth in this Agreement, any failure to satisfy any obligations set forth in this Agreement, or any event or condition, which, with the passage of time, giving of notice or otherwise would constitute such a breach.

     2. Subject to the terms and conditions set forth in this letter, the Lender and the Participants who are signatories hereto agree to forbear from exercising any of the rights and remedies against the Borrowers with respect to the Old Debt, the Deferred Payment Notes or the New Loan until the earlier of
(i) January 31, 1996 and (ii) the date of any Event of Default.

     3. Provided that no Event of Default has occurred and is continuing and subject further to the terms and conditions of the Governing Documents, the Lender agrees to make available to the Borrowers from the Collateral Account for working capital purposes to the extent of collected funds available in such account, during the month of January, 1996, the sum of $450,000.

      4.  Loan Payments, etc.
          ------------------

     On or before January 25, 1996, the Borrowers shall make a mandatory payment of principal on the Old Debt in the amount of One Hundred and Nine Thousand Dollars ($109,000) and shall pay all interest on the New Loan, the Old Loan and the Deferred Payment Notes accrued through and including such date.

     The Borrowers hereby direct the Lender to debit all of the foregoing amounts from the Collateral Account on such date and the Borrowers agree that an Event of Default shall occur if collected funds are not then on deposit in the Collateral Account on any such date to make such payments, if such payments are not

                                                         [CHANCELLOR LETTERHEAD]

made, or if as a result of the making of such payments, the covenant set forth in Section 5(a) of the letter agreement dated April 30, 1995 is breached.

     The Borrowers, the Lender and the Participants who are signatories hereto acknowledge that the Participants, if any, who are not signatories hereto have not agreed to any extension of or moratorium with respect to their Old Debt.
The parties agree that all principal payments by the Borrowers on the Old Debt pursuant to this Agreement shall nevertheless be applied pari passu to reduce the outstanding principal balance on the Old Debt unless and until such time, if any, that all affected parties agree to a different treatment of such payments.

     Interest on the New Loan and on the Old Debt and Deferred Payment Notes shall continue to accrue at the rates currently in effect. For purposes of clarity, those rates are:

     The interest rate on the Old Debt (and, where applicable, the Deferred Payment Notes) to each Participant is as follows:

     Lender                                Interest Rate
     ------                                -------------

Atlantic Bank of New York                  Prime + 3.75%*
The Daiwa Bank, Limited                    Prime + 3.75%*
FDIC, As Receiver for First Mutual
  of Boston                                Prime + 3.75%*
Shawmut Bank, N.A.                         Prime + 3.75%*
AMRESCO New Hampshire, Inc.,
  successor to First NH Bank, N.A.         15.50%
Northwestern National Life Insurance
  Company, SAS                             11.66%
Farm Bureau Insurance Company of
  Michigan                                 11.66%
Farm Bureau Annuity Company                11.66%
Farm Bureau Mutual Insurance               11.66%
The CIT Group, Inc.                        Prime + 3.75%*

*The Prime Rate as in effect from time to time.

     The interest rate on the New Loan shall be the Prime Rate as in effect from time to time, plus three and one-half percent (3 1/2%).

     During the continuance of any Event of Default and following any termination of this Agreement, the interest rate on the Old Debt and on the New Loan shall be as set forth in Section 8 of the Moratorium Agreement.

     5.   Obligors; Confirmation of Obligations.  Chancellor Corporation and
          -------------------------------------
each of the other entities identified on the first two signature pages to this

                                                         [CHANCELLOR LETTERHEAD]

letter agreement (each, an "Obligor") ratify and confirm that they are and agree to be parties to each of the Loan Documents, are and agree to be bound by all covenants and agreements of the Borrowers, Guarantors and Debtors thereunder, and are and agree to be jointly and severally liable for all Obligations thereunder, all as if the undersigned were original parties to the Loan Documents as of the date of such Loan Documents.

     Without limiting the generality of the foregoing, each Obligor
hereby:   (i) agrees to perform all obligations and duties required of a
Borrower under the Loan Agreement; (ii) agrees to be jointly and severally liable as a maker under the Note; (iii) confirms that its property is part of the Collateral under the Security Agreement, and grants, as a Debtor under the Security Agreement, a continuing first priority security interest in and to all of the Obligor's right, title and interest in and to the property described as collateral under the Security Agreement to the Lender, as agent for the Participants, and agrees to execute all documents and instruments, including without limitation, financing statements as may be requested by the Lender to evidence and perfect the Lender's security interest in such property; (iv) joins as a Guarantor and guarantees the "Indebtedness" under and in accordance with
Article V of the Forbearance Agreement, and agrees to perform all obligations and duties of a Guarantor under the Forbearance Agreement; and (v) agrees to abide by and otherwise be bound by all provisions of each Loan Document as if it were an original Borrower, Guarantor or Debtor thereunder.

     Chancellor Corporation represents and warrants that each Obligor is wholly owned by it, and that such Obligors are all of Chancellor Corporation's direct and indirect subsidiaries.

     6. The Lender's and the Participants' agreements herein are subject to the Borrowers and the Guarantors delivering to the Lender the following items, in form and substance satisfactory to the Lender and its counsel and the Participants and their respective counsel:

     (a) Resolutions of the Boards of the Directors of the Borrowers and the Guarantors authorizing the execution and delivery by the Borrowers and the Guarantors of this Agreement and of the other documents and instruments referred to herein; and

     (b) such other documents, instruments, opinions of counsel and other materials that the Lender, any Participant, or their respective counsel may reasonably require.

                                                         [CHANCELLOR LETTERHEAD]

     The Borrowers agree that an Event of Default shall occur if any of the foregoing conditions are not satisfied.

     7. Except as explicitly set forth above, the Moratorium Agreement as previously amended is hereby ratified and confirmed and remains in full force and effect.

     8. By agreeing to the terms of this letter, neither the Lender nor the Participants shall be deemed to have waived any defaults which may exist under the Loan Documents or to have in any manner agreed to consider or grant any further extensions of the Borrowers' absolute and unconditional obligation to repay all of the principal, interest, fees, costs and other expenses on the Old Debt, the New Loan, the Deferred Payment Notes or otherwise under the Loan Documents, or to consider or grant or extend any other or further accommodations to the Borrowers on account of the Old Debt, the New Loan, the Deferred Payment Notes, the Loan Documents or otherwise.

     Nothing in this letter, nor any communication between any Lender or any Participant and the Borrowers shall be deemed a waiver of any right or remedy of the Lender or any Participant, each Participant and the Lender hereby reserving all of its rights and remedies under the Loan Documents, this Agreement and applicable law.



                           [INTENTIONALLY LEFT BLANK]

                                                         [CHANCELLOR LETTERHEAD]

Very truly yours,


CHANCELLOR CORPORATION


By:  /s/ William J. Guthlein
     --------------------------------------
Name:    William J. Guthlein
Title:   Vice President, Treasurer and C.F.O.


CHANCELLOR FLEET CORPORATION, for itself and as Trustee of the Trusts listed below


By:  /s/ William J. Guthlein
     --------------------------------------
Name:    William J. Guthlein
Title:   Vice President, Treasurer and C.F.O.

Alco 474N Trust
Cains 931D Trust
Cains 931E Trust
Dallas 38329 Trust
Farmland 982A Trust
H.E. Butt 796C Trust
Kraft 79328 Trust
Kraft 993A Trust
PIC B03D Trust
Tyler 3110 Trust
Whirlpool 49434 Trust


CHANCELLOR FINANCIAL SALES
AND SERVICES, INC.


By:  /s/ William J. Guthlein
     --------------------------------------
Name:    William J. Guthlein
Title:   Vice President, Treasurer and C.F.O.

                                                         [CHANCELLOR LETTERHEAD]


CHANCELLOR FINANCIALEASE, INC.


By:  /s/ William J. Guthlein
     --------------------------------------
Name:    William J. Guthlein
Title:   Vice President, Treasurer and C.F.O.


VALMONT FINANCIAL CORPORATION


By:  /s/ William J. Guthlein
     --------------------------------------
Name:    William J. Guthlein
Title:   Vice President, Treasurer and C.F.O.


CHANCELLOR FLEET REMARKETING, INC.


By:  /s/ William J. Guthlein
     --------------------------------------
Name:    William J. Guthlein
Title:   Vice President, Treasurer and C.F.O.

                                   TERMS SET FORTH IN PARAGRAPHS 1-8 ABOVE
                                   ARE ACCEPTED AND AGREED:


                                   SHAWMUT BANK, N.A. - Corporate Trust
                                   Division, as agent for the Participants


                                   By:  /s/ Robert L. Bice II
                                        ------------------------------------
                                   Name:    Robert L. Bice II
                                   Title:   Vice President


                                   NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY


                                   By:  /s/ Kenneth Katz
                                        ------------------------------------


                                   FARM BUREAU LIFE INSURANCE COMPANY OF
                                   MICHIGAN


                                   By:  /s/ Steven R. Harkness
                                        ------------------------------------
                                            Steven R. Harkness
                                            Portfolio Manager


                                   F.B. ANNUITY COMPANY


                                   By:  /s/ Steven R. Harkness
                                        -------------------------------------
                                            Steven R. Harkness
                                            Portfolio Manager

                                   FARM BUREAU MUTUAL INSURANCE COMPANY OF
                                   MICHIGAN


                                   By:  /s/ Steven R. Harkness
                                        -------------------------------------
                                            Steven R. Harkness
                                            Portfolio Manager

                                   SHAWMUT BANK, N.A.
                                     Equipment Leasing Division


                                   By:  /s/ Daniel T. Stevens, AVP
                                        -------------------------------------

                                   ATLANTIC BANK OF NEW YORK


                                   By:  /s/ Charles J. Margiotti III
                                        -------------------------------------
                                        Charles J. Margiotti III, V.P.

                                   THE DAIWA BANK, LIMITED


                                   By:   /s/ Stephen F. O'Sullivan
                                        ----------------------------------

                                   By:  /s/ Daniel G. Eastman
                                        ----------------------------------


                                   THE CIT GROUP/EQUIPMENT FINANCING, INC.



                                   By:  /s/ Thomas L. Abbate
                                        ----------------------------------


                                   FEDERAL DEPOSIT INSURANCE CORPORATION
                                     In its capacity as receiver for First
                                     Mutual Bank


                                   By:  __________________________________


                                   AMRESCO NEW HAMPSHIRE, INC.
                                   (Successor to FIRST NH BANK, N.A.)


                                   By:  /s/ Albert F. Buresh
                                        ----------------------------------